UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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ARRIS International plc

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BUILDING A CHAMPIONSHIP TEAM

08 Nov 2018

By Bruce McClelland, ARRIS CEO

ARRIS has always believed in the power of strategic acquisition as a catalyst to organic growth. For more than 20 years, we’ve grown and led our industries by finding best-in-class companies with outstanding people and integrating them in a way that ensures they continue to thrive. We’re doing it right now with Ruckus Networks.

So, it was easy to see the value of combining our businesses with CommScope. In fact, this choice shines in three key areas that we’ve used to assess potential acquisitions:

•	ARRIS and CommScope envision the same, bright future. We both believe that shaping the next era of connected communications is an unprecedented global opportunity. We’ve started at different places, but we both see the same, enormous potential. And, we each realize that to achieve our vision, we need a broader set of products and services that can help all of our customers achieve their goals.

•	ARRIS and CommScope have complementary products and services. CommScope is already a leader in communications networking, an area ARRIS has been rapidly developing. Our networking businesses - on both the ARRIS and Ruckus sides - add important new options to CommScope’s current portfolio. And the rest of ARRIS establishes a key cornerstone of the connected future.

•	ARRIS and CommScope share a deep commitment to technology excellence. This is a terrific match of cultures. And that’s important because winning these new opportunities will require rich and rapid innovation.

These are some of the criteria that led us to our most successful acquisitions.

And now they’ve led CommScope to us.

This kind of strategic opportunity is rare in business. And this combination creates an industry leader by any measure:

•	An unparalleled customer base. With customers — across commercial, government and other organizations — in more than 150 countries and 10,000 channel partners.

•	An unmatched product and service portfolio. Generating revenues of more than $11 billion, our combined portfolio spans wired and wireless networks; gigabit broadband access for consumer and business; breakthrough LTE and 5G small-cell technology; private network technology for industrial, enterprise and public venues; and cutting-edge connected and smart homes.

•	A technology powerhouse. With 15,000 patents and an average of approximately $800 million in annual R&D investment.

I’m excited to see what ARRIS and CommScope will achieve together. And, I look forward to sharing updates on this news in the weeks and months to come.

Bruce

Forward-Looking Statements

This document includes forward-looking statements that reflect the current views of CommScope or the Company with respect to future events and financial performance, including the proposed acquisition by CommScope Holding Company, Inc. (“CommScope”) of ARRIS International plc (“ARRIS” or the “Company”). These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay the termination fee under the Bid Conduct Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the tansaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.

These and other factors are discussed in greater detail in the reports filed by CommScope and the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and CommScope’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018. Although the information contained in this document represents the best judgment of CommScope and/or the Company as of the date of this document based on information currently available and reasonable assumptions, neither CommScope nor the Company can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor the Company is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND STOCKHOLDERS OF ARRIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ARRIS’ PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’ website at http://ir.arris.com. ARRIS’ stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS and its directors and certain of its executive officers, and CommScope and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from ARRIS’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 23, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018. Information about the directors and executive officers of CommScope is set forth in the proxy statement for CommScope’s 2018 annual meeting of stockholders, which was filed with the SEC on March 20, 2018. Additional information regarding potential participants in the solicitation of proxies from ARRIS’ stockholders and a description of their direct and indirect interests, by security holdings or otherwise, will be included in ARRIS’ proxy statement when it is filed.